ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 4th day of December, 1998, by and between AGGREKO INC., a
Louisiana corporation ("Purchaser") and TOWER TECH, INC., an Oklahoma corporation ("Seller").

                                                     WITNESSETH:

         WHEREAS, Seller is currently engaged in the business of, among other things, leasing and renting industrial modular cooling towers (the "Business");

         WHEREAS, in consideration of certain payments to be made to Seller by Purchaser and the assumption of certain liabilities by Purchaser, Seller desires to sell to Purchaser and Purchaser desires to purchase from Seller, upon the terms and subject to the conditions hereinafter set forth, the Business as an ongoing concern, together with substantially all of the properties and assets, tangible or intangible, of Seller used in connection with the Business (except for the Retained Assets, as defined in Section 1.02 hereof); and

         WHEREAS, Seller will derive certain substantial benefits from the transactions contemplated by this Agreement and in connection therewith is willing to (i) deliver to Purchaser certain agreements not to compete with Purchaser and the Business for a reasonable period of time in a specific geographic area, and (ii) make certain representations, warranties, covenants and agreements set forth herein.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller, on the basis of, and in reliance upon, the respective representations, warranties, covenants, obligations, indemnities and agreements set forth in this Agreement, and upon the terms and subject to the conditions contained herein, hereby agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF ASSETS

         1.01 Assets to be Purchased. Subject to the terms and conditions hereinafter set forth, and except for the Retained Assets, Seller hereby agrees to sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to Purchaser, and Purchaser agrees to purchase, accept and acquire from Seller, on the Closing Date (as defined in Section 3.01 hereof), on a going concern basis, all of the assets, properties, rights and interests of every kind and description, personal or mixed, tangible or intangible, used by Seller in connection with the Business (all of which assets, properties, rights and interests are hereinafter collectively referred to as the "Acquired Assets"), including, without limitation, the following:


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                  (a)  Tangible  Personal  Property.  All  of  Seller's  modular cooling tower rental fleet, equipment inventories, including pumps, electrical distribution panels, heat exchangers, pipings, fittings and other inventoried items (collectively, the "Rental Equipment"), shop equipment, tools, operating supplies, and other tangible personal property used in connection with the Business, including, without limitation, those assets listed on Schedule 1.01(a) to this Agreement.

                  (b) Books, Records and Written Materials. All books of account, records, files, invoices, customer lists, supplier lists, promotional and advertising materials, plans, designs and other drawings, catalogs, brochures, manuals and handbooks and other similar data reduced to writing or other storage media and used by Seller in connection with the Business or any Acquired Asset (collectively, the "Documentary Information").

                  (c) Third Party Warranties. All rights and benefits of Seller under any and all manufacturer's, merchant's, repairmen's and other third-party warranties, guaranties and service or replacement programs relating to the Business or any Acquired Asset, including, without limitation, those assets listed on Schedule 1.01(c) to this Agreement (collectively, the "Warranties").

                  (d) Personal Property Leases. All of Seller's right, title and interest in and to those personal property leases (collectively, the "Personal Property Leases") listed on Schedule 1.01(d) to this Agreement (collectively, the "Leased Personal Property").

                  (e) Acquired Contracts. All rights and benefits of Seller in, to or under those written agreements, contracts, sales commitments, purchase orders, customer commitments, security agreements or instruments and undertakings entered into in the ordinary course of the Business which have been (i) entered into on or before the date hereof and are listed on Schedule 1.01(e) to this Agreement or (ii) are entered into after the date hereof, are related exclusively to the Business and satisfy the requirements of Section 6.02(c) hereof (collectively, the "Acquired Contracts").

                  (f) Permits and Approvals. All of the licenses, permits, approvals, variances, rights, waivers or consents (collectively, the "Permits") issued to Seller by any federal, state, county, parish, local or foreign governmental entity or municipality or subdivision thereof or any authority, arbitrator, department, commission, board, bureau, body, agency, court or instrumentality thereof (collectively, "Governmental Authorities") and used by Seller exclusively in connection with the operations of the Business, including, without limitation, the Permits listed on Schedule 1.01(f) to this Agreement.

                  (g) Goodwill. The goodwill associated with the Business.



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         1.02 Retained  Assets.  Notwithstanding  anything  contained in Section
1.01 hereof to the contrary, Seller shall, and hereby does, expressly retain all of Seller's right, title and interest in and to the following assets, properties, rights and interests, including, without limitation, certain assets related to the Business which are expressly described herein (all of which assets, properties, rights and interests are hereinafter collectively referred to as the "Retained Assets"):

                  (a) cash, cash equivalents, certificates of deposit and other investments in marketable securities of third-party issuers;

                  (b) all receivable for goods and/or services rendered by Seller with respect to the Business prior to the Closing Date;

                  (c) assets, properties and rights related exclusively to affiliates, divisions or operations of Seller other than the Business;

                  (d) all intellectual property of any and all kinds owned or licensed by or to Seller (it being understood that Purchaser shall have the right to use certain intellectual property of Seller as and to the extent provided in the License Agreement referred to in Section 3.07); and
                  (e) any and all rights to the name "Tower Tech" and any derivation thereof; provided, however, that, without payment of additional consideration, Purchaser shall be permitted a transition period from the Closing Date until March 31, 1999 or such later date mutually agreed to in writing as shall be required to utilize and phase out all items or printed materials bearing the "Tower Tech" name included in the Acquired Assets.

         1.03 Assignability and Consents. To the extent that the assignment of any Acquired Contract, Warranties, Permits, Documentary Information, Leased Personal Property or other Acquired Asset to be assigned to Purchaser as provided herein shall require the consent or waiver of any third party or any Governmental Authority (each a "Required Consent"), Seller shall use its best efforts to obtain the consent or waiver of each such third party or Governmental Authority to such assignment, in each case in form and substance satisfactory to Purchaser, on or prior to the Closing Date. Schedule 1.03 to this Agreement sets forth a list of all of the Required Consents.

         1.04  Assumed  Liabilities  and  Obligations.   On  the  Closing  Date,
Purchaser shall assume and agree to pay, perform and discharge as and when due only the following obligations and liabilities of Seller:

                  (a) All executory obligations with respect to the Business accruing exclusively, and based upon events occurring, after the Closing Date under (i) the Personal Property Leases, and (ii) the Acquired Contracts.

         All of the foregoing to be assumed by Purchaser hereunder are collectively referred to herein as the "Assumed Liabilities".



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         1.05 Retained  Liabilities and Obligations.  Notwithstanding  any other provision of this Agreement or doctrine of law, Seller shall retain, and Purchaser shall not assume or be liable with respect to, any liability or obligation of Seller ("Retained Liabilities"), except those expressly described in, and only to the extent specifically assumed by Purchaser pursuant to,
Section 1.04 hereof.

                                   ARTICLE II

                                 PURCHASE PRICE

         2.01   Payment.   As  full  payment  for  the  Acquired   Assets,   the
Noncompetition Agreement (as defined in Section 3.06 hereof), the License Agreement (as defined in Section 3.07 hereof) and the Supply Agreement (as defined in Section 3.08 hereof), at the Closing Purchaser shall (a) assume the Assumed Liabilities, and (b) shall pay and/or deliver to Seller:

                  (i) the sum of Twelve Million One Hundred Fifty Thousand Dollars ($12,150,000.00), by wire transfer of immediately available funds to such accounts as shall be designated in writing by Seller at least three (3) business days prior to the Closing Date (the "Cash Portion"); and
                  (ii) the Purchaser's promissory note in the principal amount of One Million Three Hundred Fifty Thousand Dollars ($1,350,000.00) and substantially in the form attached hereto as Exhibit A (the "Note").

         2.02 Allocation of Purchase Price. The Purchase Price and the Assumed Liabilities represent the amount agreed upon by the parties to be the value of the Acquired Assets, the Noncompetition Agreement, the License Agreement and the Supply Agreement, it being further agreed that the Purchase Price and the
Assumed Liabilities shall be allocated among the Acquired Assets, the Noncompetition Agreement, the License Agreement and the Supply Agreement in accordance with the allocation set forth on Schedule 2.02. Purchaser and Seller shall report the purchase and sale of the Acquired Assets, the Noncompetition Agreement, the License Agreement and the Supply Agreement in their respective federal, state, local or foreign tax returns in accordance with the allocation set forth on such Schedule 2.02.

                                   ARTICLE III

                                     CLOSING

         3.01 Date, Time and Place of Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Seller located at two miles east on Highway 62, Chickasha, Oklahoma 73023 at 12:00 a.m., local time, on December 4, 1998, or as promptly as practicable thereafter as soon as the conditions set forth in Article VIII are satisfied, or at such other date, time or place fixed by mutual written consent of Purchaser and Seller, but in no event later than December 18 , 1998. All proceedings to take place at the Closing shall take place simultaneously, and no delivery shall be considered to have been made until all such proceedings have been completed (the time and date of such Closing is referred to herein as the "Closing Date").

         3.02 Conveyance of Assets. At the Closing, Seller shall deliver or cause to be delivered to Purchaser for the purpose of transferring the Acquired Assets to Purchaser such documents, bills of sale, certificates of title, endorsements, assignments and instruments necessary, advisable or desirable to vest in Purchaser good and marketable title to all of the Acquired Assets being transferred by Seller to Purchaser hereunder (such documents and instruments hereinafter collectively referred to as the "Transfer Documents"), such Acquired Assets shall be free and clear of any and all liens, prior assignments, security interests, charges, pledges, claims or encumbrances whatsoever (collectively, "Liens"), except Liens relating to the Assumed Liabilities.

         3.03 Assumption Instrument. At the Closing, Purchaser shall, at the request of Seller, execute and deliver to Seller the assumption agreement with respect to the Assumed Liabilities, in substantially the form attached hereto as Exhibit B (the "Assumption Instrument").

         3.04 Payment of Purchase Price. At the Closing, Purchaser shall pay to Seller the Purchase Price by delivering to Seller the Cash Portion as contemplated by Section 2.01(b)(i) and the Note.

         3.05     Taxes, Charges and Fees.

                  (a) Sales,  Use and Transfer Taxes. At the Closing,  Purchaser
         shall pay all transfer taxes, documentary stamp taxes, recording charges and other taxes imposed by any Governmental Authority in connection with the sale and, transfer of the Acquired Assets. Notwithstanding the foregoing sentence, Seller shall remain solely responsible for any and all taxes imposed by any Governmental Authority in connection with the use or rental of the Acquired Assets on or prior to the Closing Date. In addition, Seller shall have the sole responsibility of representing its position in any future audit by any Governmental Authority with respect to any tax periods during which the Seller owned the Acquired Assets or operated the Business.

                  (b) Payment of Personal Property Taxes. Personal property taxes associated with the Acquired Assets that are imposed on a periodic basis and are payable for a tax period ending on or before December 31, 1998 shall be paid by Seller and Seller shall have the sole responsibility of such taxes (and any payments due on account of such taxes).In addition, Seller acknowledges and agrees that Seller shall remain solely responsible for all other Taxes (as defined in
         Section 4.15) and any payments due on account of such Taxes arising on or prior to the Closing Date. Purchaser shall have the sole responsibility for the payment of personal property taxes associated with the Acquired Assets (and any payments due on account of such taxes) which are payable for a tax period beginning on or after January 1, 1999.

         3.06 Noncompetition Agreement. At the Closing, Seller, Harold D. Curtis and Purchaser shall enter into a Noncompetition Agreement (herein so called) in substantially the form attached hereto as Exhibit C.

         3.07 License Agreement. At the Closing, Seller and Purchaser shall enter into a License Agreement (herein so called) in substantially the form attached hereto as Exhibit D.

         3.08 Supply Agreement. At the Closing, Seller and Purchaser shall enter into a Supply Agreement (herein so called) in substantially the form attached hereto as Exhibit E.

         3.09 Other Documents. All other documents, certificates, consents, approvals and notations, confirmations and papers required by Article VIII hereof as conditions to Closing, and all appropriate receipts, shall be delivered to Seller and to Purchaser, as the case may be, at the Closing.

         3.10 Covenants and Further Assurance. Seller shall, at any time and from time to time after the Closing Date, upon request of Purchaser and without further cost or expense to Purchaser, execute and deliver such instruments of conveyance and assignment and shall take such action as Purchaser may reasonably request to more effectively transfer to and vest in Purchaser, and to put Purchaser in possession of, any and all of the Acquired Assets, free and clear of any and all Liens, or otherwise carry out the transactions contemplated by this Agreement. Purchaser shall, at the time and from time to time after the Closing Date, upon request of Seller and without further cost or expense to Seller, execute and deliver such instruments of assumption and shall take such other action as Seller may reasonably request to more effectively evidence or effect the assumption by Purchaser of the Assumed Liabilities or otherwise carry out the transactions contemplated by this Agreement.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         In order to induce the Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, Seller hereby represents and warrants as of the date hereof as follows:

         4.01 Organization and Good Standing; Power and Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma. Seller has full corporate power and authority to execute and deliver this Agreement and to perform Seller's obligations hereunder and to consummate the transactions contemplated hereby, to operate the Business as it is now being conducted and to own or lease the Acquired Assets. Seller is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect upon the Business, the Acquired Assets or Seller.

         4.02 Corporate Authorization. The execution, delivery and performance of this Agreement and all other agreements and instruments executed and delivered by Seller in connection herewith and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Seller. This Agreement has been, and the other agreements and instruments to be executed and delivered by Seller in connection herewith will be, on or prior to the Closing Date, duly executed and delivered by Seller, and constitute, or upon execution and delivery will constitute, the valid, legal and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

         4.03 Conflicts: Defaults. The execution and delivery of this Agreement and the other agreements and instruments executed or to be executed in connection herewith by Seller do not, and the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby or thereby, will not (i) violate, conflict with, or constitute a breach or default under any of the terms of Seller's Articles of Incorporation or Bylaws, or except for the Required Consents, any Permit, patent, trademark, copyright or other intellectual property right of Seller, Warranties, Documentary Information, Acquired Contract or Personal Property Lease or any other obligation under or with respect to the Acquired Assets, (ii) result in the creation or imposition of any Liens in favor of any third party upon any of the Acquired Assets or the Business, (iii) violate or require any authorization, approval, consent or other action by, or registration, declaration or filing with or notice to, any Governmental Authority pursuant to any law, statute, judgment, decree, injunction, order, writ, rule or regulation of any Governmental Authority affecting the Business or the Acquired Assets; or (iv) except as set forth on Schedule 4.03, conflict with or result in a breach of, create an event of default (or event that, with the giving of notice or lapse of time or both, would constitute an event of default) under, or give any third party the right to terminate, cancel or accelerate any obligation under, any contract, agreement, note, bond, guarantee, deed of trust, loan agreement, mortgage, license, lease, indenture, instrument, order, arbitration award, judgment or decree to which Seller is a party or by which Seller or any of its assets or properties are bound or affected, including, without limitation, the Acquired Assets. There is no pending or, to the best knowledge of Seller , threatened action, suit, claim, proceeding, inquiry or investigation before or by any Governmental Authority, involving or to restrain or prevent the consummation of the transactions contemplated by this Agreement or that might reasonably be expected to affect the right of Purchaser to acquire or own the Acquired Assets or the right of Purchaser to operate the Business in substantially the manner in which it currently is operated.

         4.04 Absence of Undisclosed Information. The Business and the Acquired Assets are not subject to (i) any liabilities or obligations of any nature, fixed or contingent, or any facts that might give rise to any such liabilities or obligations, which would materially adversely affect the business, business prospects, assets, financial condition or results of operations of the Business, or (ii) to the best knowledge of Seller, any liabilities or adverse claims against or relating to the Acquired Assets or the Business.

         4.05 Financial Statements. (a) Seller has heretofore delivered to Purchaser true and correct copies of the Seller's audited balance sheet as at November 30, 1997, and related statements of operations, retained earnings and cash flows for the twelve month period ending November 30, 1997, together with the notes relating thereto (collectively, the "Audited Financial Statements"). The Audited Financial Statements: (A) have been prepared in accordance with the books and records of Seller; (B) have been prepared in accordance with generally accepting accounting principles consistently applied with Seller's financial statements for its business; (C) reflect and provide adequate reserves and disclosures in respect of all liabilities of the Business, including without limitation, all contingent liabilities, as of November 30, 1997 to the extent required by generally accepted accounting principles consistently applied; and
(D) present fairly the financial condition of the Business at such date and the results of operations and cash flows of the Business for the period then ended.

          (b) Seller has heretofore delivered to Purchaser true and correct copies of the Seller's unaudited balance sheet as at August 31, 1998, and related statements of operations, retained earnings and cash flows for the nine month period ending August 31, 1998, together with the notes relating thereto (collectively, the "Unaudited Financial Statements"). The Unaudited Financial
Statements: (A) have been prepared in accordance with the books and records of Seller; (B) have been prepared in accordance with generally accepting accounting principles consistently applied with Seller's financial statements for its business; (C) reflect and provide adequate reserves and disclosures in respect of all liabilities of the Business, including without limitation, all contingent liabilities, as of August 31, 1998 to the extent required by generally accepted accounting principles consistently applied; and (D) present fairly the financial condition of the Business at such date and the results of operations and cash flows of the Business for the period then ended.

         (c) Seller has heretofore delivered to Purchaser true and correct copies of the Seller's unaudited balance sheet as at October 31, 1998, and related statements of operations, retained earnings and cash flows for the eleven month period ending October 31, 1998, together with the notes relating thereto with respect to Seller's Rental Division (collectively, the "Rental Division Financial Statements"). The Rental Division Financial Statements: (A) have been prepared in accordance with the books and records of Seller; (B) have been prepared in accordance with generally accepting accounting principles consistently applied with Seller's financial statements for the Rental Division;
(C) reflect and provide adequate reserves and disclosures in respect of all liabilities of the Rental Division, including without limitation, all contingent liabilities, as of October 31, 1998 to the extent required by generally accepted accounting principles consistently applied; and (D) present fairly the financial condition of the Rental Division at such date and the results of operations and cash flows of the Rental Division for the period then ended.

         4.06 Adequacy of Acquired Assets. Seller has good and marketable title to all of the Acquired Assets and the Acquired Assets are, or will be, upon consummation of the transactions contemplated by this Agreement on the Closing Date, free and clear of all Liens. The Acquired Assets include all assets and properties of Seller of every kind and description, personal or mixed, tangible or intangible, the use of which is reasonably necessary to enable Purchaser to conduct the Business as it has been conducted by Seller prior to the date hereof and all such property is in good operating condition and in a state of reasonable maintenance and repair. There are no unpaid liabilities, claims or obligations arising from the ownership, use or operation of the Acquired Assets or the Business which could give rise to any mechanic's, materialman's or other statutory lien against the Acquired Assets, or for which Purchaser could be held responsible. All industrial modular cooling towers included in the Rental Equipment are capable of performing at the capacity levels defined in this
Section 4.06. For the purposes of defining capacity, one (1) nominal ton equals fifteen thousand (15,000) British Thermal Units (BTU) per hour. The modular cooling tower rental fleet units are constructed in 6'x6' modules where each module is rated with a capacity of one hundred (100) tons. For example, a Model 360 measures 12' x 30' and consists of 10-6'x6' modules, thus having a rated capacity of one thousand (1000) tons. This rated capacity is only applicable to operating conditions of 95(Degree) F Hot Water Temperature (HWT), 85(Degree)F Cold Water Temperature (CWT), 76(Degree)F Wet Bulb (WB), and 3 gallons per minute (gpm) per ton of water flow rate. The charts set forth on Schedule 4.06 shall be used to verify capacity where capacity multiples for altitude, wet bulb and entering water temperatures vary from the above conditions.

         4.07 Personal Property Leases. Schedule 1.01(d) to this Agreement sets forth as of the date of this Agreement a list and brief description of each lease or other agreement or right, whether written or oral (including in each case the rental, the expiration date thereof and a brief description of the property covered), under which Seller is lessee of, or holds or operates any machinery, equipment, vehicle or other tangible personal property owned by a third party and used in connection with the Business. All personal property leases to which Seller is a party either as lessor or lessee with respect to the Acquired Assets are valid and enforceable in accordance with their respective terms, and there is not under any of such leases any material breach or default on the part of Seller or, to the knowledge of Seller, on the part of any other party thereto, or any condition or event that, with the giving of notice or lapse of time or both, would constitute such a material breach or default on the part of Seller or, to the knowledge of Seller, on the part of any other party thereto.

         4.08 Intellectual Property. (i) Schedule 4.08 to this Agreement sets forth a true and accurate description of all intellectual property and all registrations and applications for any of the foregoing owned or used by Seller in connection with the conduct of the Business (the "Intellectual Property").
                  (ii) Seller is the owner of all right, title and interest in and to the Intellectual Property free and clear of all Liens and without obligation to make any royalty, license or other payment with respect thereto, including, without limitation, any royalty, license or other payment resulting from any infringement of any third party rights.

                  (iii) There have not been any claims, actions or judicial or other adversary proceedings involving Seller concerning any item of the Intellectual Property; there is no basis for any such action or proceeding; and to the best knowledge of Seller no such action or proceeding is threatened.

         4.09 Contracts and Commitments. Except as set forth in Schedule 4.09 to this Agreement, Seller is not, with respect to the Business or the Acquired Assets, a party to any written or oral:

                  (i) contract not made in the ordinary course of business, other than this Agreement, under which the total outstanding obligation is in excess of Ten Thousand Dollars ($10,000.00);

                  (ii) consulting agreement or contract for the employment of any, employee or other person on a full-time, part-time or consulting basis that is not terminable upon notice of thirty (30) days or less without cost or other liability resulting solely from such termination;

                  (iii) agreement relating to the lease of any property, real or personal, whether as lessor or lessee that involves future obligations of more than Ten Thousand Dollars ($10,000.00);

                  (iv) contract for the purchase or sale of real property or capital or fixed assets that involves future obligations of more than Ten Thousand Dollars ($10,000.00); or

                  (v) contracts and other agreements containing covenants under which the Business may not compete in any line of business or with any person in any geographic area.

Except as set forth in Schedule 4.09 to this Agreement, Seller is not in breach of or in default under any of the contracts, agreements or arrangements set forth in Schedule 4.09 to this Agreement, and no event has occurred that, with the giving of notice or lapse of time or both, would constitute such a breach or default. True and complete copies of such contracts, agreements or instruments have been delivered to Purchaser.

         4.10 Inventory. Except as set forth in Schedule 4.10 to this Agreement, Seller has good title to all inventory included in the Acquired Assets, free and clear of all Liens. The inventory is adequate for the conduct of the Business and contains no items of obsolete inventory, and inventory levels are not in excess of the normal operating requirements of the Business in the ordinary course of business consistent with past practices.

         4.11 Customers and Suppliers. Except as set forth on Schedule 4.11, Seller is not involved in any material controversy with any of the customers or suppliers of the Business. Schedule 4.11 to this Agreement lists all customers or suppliers which, during the twelve (12) months ended October 31, 1998, accounted for five percent (5%) or more of the purchases or sales of the materials, products, supplies, equipment or parts used in connection with the Business or five percent (5%) or more of the revenues of the Business.

         4.12 Compliance with Law. Seller is in compliance with all federal, state, local or foreign laws, statutes, ordinances, regulations, orders and other requirements of Governmental Authorities having jurisdiction over the Acquired Assets or the conduct of the Business.

         4.13 Compliance with Permits. Schedule 1.01(f) to this Agreement contains a true, correct and complete list of all Permits issued to Seller relating exclusively to the Business or any Acquired Asset currently used by it in the operation of the Business. Such Permits constitute all franchises, licenses, permits, certificates and other authorizations from any Governmental Authorities that are necessary for the conduct of the Business. All such Permits are in full force and effect, no violations are or have been recorded in respect of any of the Permits (except those which have been remedied and no proceeding is pending or, to the best knowledge of Seller, threatened to revoke, withdraw or limit any such Permit and to the best knowledge of Seller, there is no fact, error or admission relevant to any such Permit that would permit the revocation, withdrawal or limitation or result in the threatened revocation, withdrawal or limitation of any such Permit.

         4.14 Litigation. There is no pending or, to the best knowledge of Seller, threatened litigation, action, suit, proceeding, claim, investigation, or administrative proceeding against or affecting Seller, by or before any Governmental Authority, involving or relating to the Business or the Acquired Assets.

         4.15 Taxes. (i) Seller has, or by the Closing Date will have, (A) timely filed all Tax (as defined in clause (v) of this Section 4.15) returns, schedules and declarations (including any withholding and information returns) required to be filed by any jurisdiction to which it is or has been subject, all of which Tax returns, schedules and declarations are or will, when filed, be true, complete, accurate and correct in all material respects, (B) paid in full all Taxes due and payable (or claimed to be due and payable by any federal, state, local or foreign Taxing authority), (C) paid or finally settled all Tax deficiencies asserted or assessed against it, and (D) made timely payments to the proper Governmental Authorities of the Taxes required to be deducted and withheld from the wages paid to its employees.

                  (ii) Seller (A) is not  delinquent  in the payment of any Tax,
         (B) has not been granted an extension of time to file any Tax return prior to or on the Closing Date which has expired, or will expire, on or before the Closing Date without such return having been filed, and
         (C) has not granted to any other person or entity a power of attorney or similar authorization with respect to the settlement of its liability for Taxes.

                  (iii) No deficiencies for any Tax has been claimed, proposed or assessed (whether or not finally or tentatively, orally or in writing), no requests for waivers of the time to assess any deficiency for any Taxes are pending, and there are no pending or threatened Tax audits, investigations or claims for or relating to (A) the assessment or collection of Taxes, or (B) a claim for refund made with respect to Taxes previously paid. There are no matters under discussion or dispute with any Governmental Authorities with respect to Taxes that may have been raised, nor are there any issues Seller believes will be raised in the future, by any Taxing authority with respect to Taxes accruing on or prior to the Closing Date.

                  (iv) There are, and as of the Closing Date there will be, no Liens for Taxes upon the Acquired Assets except for statutory Liens for Taxes not yet due or delinquent. Purchaser will take title to the Assets free and clear of any such Liens.

                  (v) As used in this Agreement, "Taxes" (and all derivations thereof) means all federal, state, local and foreign sales, use, property, payroll and other taxes imposed by any Governmental Authority with respect to the ownership, operation, transfer, or use of the Business or the Acquired Assets, or in any other way relating to the Business or the Acquired Assets.

         4.16 Employee Agreements. Schedule 4.16 contains a list of the names and current aggregate annual cash compensation and identifies the other material benefits of each employee of the Business and any employment contracts, confidentiality agreements or non-compete agreements to which Seller is a party. Except as set forth on Schedule 4.16 to this Agreement, no labor organization, collective bargaining representative or group represents or claims to represent any of the Business' present employees.

         4.17 Place of Property. Seller represents that all of the items comprising the Acquired Assets (other than those Rental Equipment items covered by the leases listed on Schedule 4.17) are located either at the Seller's facilities located in Chickasha, Oklahoma or in Oklahoma City, Oklahoma. In addition, Seller represents that all of the items covered by the leases listed on Schedule 4.17 are located where specified in such leases. Seller shall not remove any of such property from such locations without the prior written consent of the Purchaser, except as may be required in the ordinary course of the Business.

         4.18 Bulk Sales. The aggregate book value of the Rental Equipment, shop equipment, tools, operating supplies, and other personal property included in the Acquired Assets on the date hereof is, and on the Closing Date shall be, less than twenty-five percent (25%) of the aggregate book value of the equipment, shop equipment, tools, operating supplies and other personal property owned by Seller on each such date. At least fifty-one percent (51%) of the aggregate book value of the Rental Equipment, shop equipment, tools, operating supplies and other personal property owned by the Seller and utilized in connection with the Business is located in Oklahoma.

         4.19 Brokers, Finders and Agents. Seller is not directly or indirectly obligated to anyone as a broker, finder, agent or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby.

         4.20 Other Information. The information provided and to be provided by Seller to Purchaser in this Agreement or in the Schedules or in any other writing pursuant hereto (including, without limitation, the representations and warranties contained in this Article IV) does not and will not contain any untrue statement of a material fact and does not and will not omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not false or misleading. Copies of all financial statements, reports, documents and other materials heretofore or hereafter delivered or made available to Purchaser pursuant hereto and thereto were or will be at the time of their delivery to Purchaser true, complete and accurate copies of such financial statements, reports, documents and other materials.

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         In order to induce Seller to enter into this Agreement and to consummate the transactions contemplated hereby, the Purchaser hereby represents and warrants as of the date hereof as follows:

         5.01 Organization and Good Standing: Power and Authority. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana. Purchaser has full corporate power and authority to execute and deliver this Agreement, and to perform Purchaser's obligations hereunder and to consummate the transactions contemplated hereby. Purchaser is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse affect upon Purchaser.

         5.02 Corporate Authorization. The execution, delivery and performance of this Agreement and all other agreements and instruments executed and delivered by Purchaser in connection herewith and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been, and the other agreements and instruments to be executed and delivered by Purchaser in connection herewith will be, on or prior to the Closing Date, duly executed and delivered by Purchaser, and constitute, or upon execution and delivery will constitute, the valid, legal and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms.

         5.03 Conflicts; Defaults. The execution and delivery of this Agreement and the other agreements and instruments executed or to be executed in connection herewith by Purchaser do not, and the performance by Purchaser of its obligations hereunder and thereunder and the consummation by Purchaser of the transactions contemplated hereby or thereby, will not (i) violate, conflict with, or constitute a breach or default under any of the terms of Purchaser's Articles of Incorporation or Bylaws; (ii) violate or require any authorization, approval, consent or other action by, or registration, declaration or filing with or notice to, any Governmental Authority pursuant to any law, statute, judgment, decree, injunction, order, writ, rule or regulation of any Governmental Authority; or (iii) conflict with or result in a breach of, create an event of default (or event that, with the giving of notice or lapse of time or both, would constitute an event of default) under, or give any third party the right to terminate, cancel or accelerate any obligation under, any contract, agreement, note, bond, guarantee, deed of trust, loan agreement, mortgage, license, lease, indenture, instrument, order, arbitration award, judgment or decree to which Purchaser is a party or by which Purchaser or any of its assets or properties are bound or affected. There is no pending or, to the best knowledge of Purchaser, threatened action, suit, claim, proceeding, inquiry or investigation before or by any Governmental Authorities, involving or to restrain or prevent the consummation of the transactions contemplated by this Agreement or that might reasonably be expected to affect the right of Purchaser to purchase the Acquired Assets.

         5.04 Brokers. Finders and Agents. Purchaser is not directly or indirectly obligated to anyone as a broker, finder, agent or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby.

                                   ARTICLE VI

                               COVENANTS OF SELLER

         Seller hereby covenants to Purchaser that:

         6.01 Access and Information. Seller shall afford to Purchaser and Purchaser's accountants, counsel and other representatives full and reasonable access from time to time during normal business hours throughout the period from the date hereof until the Closing Date to Seller's properties, books, contracts, commitments, personnel and records relating to the Business and the Acquired Assets, and, during such period, Seller will (or will cause its representatives to) furnish to Purchaser and Purchaser's accountants, counsel and other representatives copies of such documents and all such other information concerning the Acquired Assets, the Retained Assets, the Assumed Liabilities, the Retained Liabilities and the business, properties and personnel of the Business as Purchaser may reasonably request.

         6.02 Conduct of the Business Pending Closing. Prior to the earlie of the Closing or termination of this Agreement:


                  (a) Ordinary Course of Business. From the date hereof through the Closing Date, Seller shall use all reasonable efforts to preserve the business organization of the Business intact, to keep available to the Business the services of all current officers and employees and to preserve for Purchaser the goodwill of the suppliers, distributors, customers, employees and others having business relations with the Business.

                  (b) Operation of Business. From the date hereof through the Closing Date, except as otherwise permitted by this Agreement or consented to in writing by Purchaser, Seller shall continue the operation of the Business in the ordinary course and consistent with past practices, and maintain the assets, properties and rights of the Business (including, without limitation, the Acquired Assets) in at least as good order and condition as exists on the date hereof, subject to ordinary wear and tear.

                  (c) Material Contracts. Seller shall not enter into any contract, purchase order or other commitment directly or indirectly affecting the Acquired Assets or the Business, except contracts and commitments entered into the ordinary course of business consistent with past practices that are terminable on no more than thirty (30) days notice without penalty or obligation, and that do not call for aggregate payments by, or have an estimated cost of performance to Seller in excess of Five Thousand Dollars ($5,000.00) under any single contract or series or in the aggregate of Fifteen Thousand Dollars ($15,000.00) without the prior written consent of Purchaser.

                  (d) Material Adverse Change. Seller shall give prompt written notice (but not later than five (5) days after the occurrence thereof) to Purchaser of any (i) material adverse change in the business, business prospects, assets, financial condition or results of operation of the Business; and (ii) change that would render any representation or warranty made by Seller hereunder untrue or incomplete in any material respect as of the date of such change.

                  (e) Compliance with Representations and Warranties. Without limiting the foregoing, except as otherwise expressly provided in this Agreement, Seller shall not take any action or permit to occur any event, directly or indirectly within the control of Seller, that would cause any representation or warranty contained herein to be inaccurate or untrue on or before the Closing Date.

         6.03 Exclusivity. From and after the date hereof to and including the Closing Date, neither Seller nor any of its shareholders, officers, directors, employees, or agents, shall, directly or indirectly, solicit, initiate or engage in or continue (including without limitation, furnishing any information concerning the Acquired Assets or the Business) discussions, inquiries or proposals, or enter into any negotiations for the purpose or with the intention of leading to any proposal, concerning the acquisition or purchase by any other party of the Seller, the Business or any part thereof or any Acquired Asset (except, in the later case, for the purchase of inventory in the ordinary course of the Business).

                                   ARTICLE VII

                  ADDITIONAL AGREEMENTS OF SELLER AND PURCHASER

         7.01     Employee Matters.

                  (a) Employment. Seller agrees to cooperate with Purchaser and give Purchaser access to employee information and assistance with employee communications in connection with Purchaser's potential employment of the current employees of the Business. Seller will also cooperate and assist Purchaser in connection with any pre-employment screening, interviewing, physicals or drug testing, with respect to Seller's employees, that Purchaser desires to conduct, as well as distribution of communication materials and enrollment forms for Purchaser's employee benefit plans. However, Purchaser shall be under no obligation to (i) hire any employees of the Business; (ii) maintain any of Seller's employees which it does hire at the same position, title, or level or responsibility that they had with Seller; (iii) grant seniority or service credit to any such employee; or (iv) pay any specified level of compensation or benefits to any such employee.

                  (b) Employment Liabilities. Purchaser does not assume, and Seller hereby retains, any and all employment related costs, obligations, and liabilities of the Business incurred on or prior to Closing or which relate to events, occurrences, conditions, actions, or inactions which took place or were in effect on or prior to Closing (whether or not reported, filed, billed, or paid for on or prior to Closing), including, without limitation, costs, obligations and liabilities relating to severance rights of employees of the Business, employment discrimination, unfair labor practices, wage and hour laws, health and safety, workers compensation, wrongful discharge, compensation, fringe benefits, insurance, employee benefit plans, pensions, retiree medical, severance pay, vacations, torts, accidents, disabilities, injuries, sickness, exposure to harmful conditions, breach of oral or written employment contracts or collective bargaining agreements, or breach of law, statute, judgment, decree, injunction, order, writ, rule or regulation of any Governmental Authority. The entire liability for continuing acts or conditions (such as exposure to harmful conditions or continuing discrimination) shall be assumed by Seller if any material portion of the act or condition occurred on or prior to Closing.

                  (c) COBRA. Purchaser does not assume, and Seller agrees to be solely responsible for, any and all liabilities relating to health care continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") which relate to, or arise out of or in connection with, this transaction or the events contemplated by this Agreement.

         7.02 Product Warranties. Seller warrants that each item constituting part of the Rental Equipment conforms to the statements appearing on containers, labels and in Seller's technical literature. Seller agrees that Purchaser shall be entitled to Seller's warranties as described on Schedule 7.02 with respect to each item constituting part of the Rental Equipment.

         7.03 Storage of Rental Equipment. Seller hereby grants Purchaser the right to store some or all of the Rental Equipment on Seller's premises in Oklahoma City, Oklahoma for a period of up to one (1) year after the Closing Date, at a nominal cost to Purchaser , in accordance with the Land Lease Agreement (herein so called) in substantially the form attached hereto as Exhibit F, to be executed by Seller and Purchaser at Closing.

         7.04 Office Lease. Seller hereby authorizes Purchaser to utilize certain office space of Seller, in accordance with the Office Lease Agreement (herein so called) in substantially the form attached hereto as Exhibit G, to be executed by Seller and Purchaser at Closing.

                                  ARTICLE VIII

                              CONDITIONS OF CLOSING

         8.01 Obligation of Purchaser. The obligation of Purchaser to consummate the purchase contemplated by the provisions of this Agreement shall be subject to the fulfillment on or prior to the Closing Date of the following conditions (any of which may be waived in writing, in whole or in part, by Purchaser):

                  (a) Representations and Warranties; Performance. The representations and warranties of Seller set forth in this Agreement shall be true, correct and complete as of the Closing Date (as though such representations and warranties were made anew at and as of such date) except with respect to the effect of transactions specifically permitted by the provisions of this Agreement, and Seller shall have duly performed in all material respects all agreements and covenants herein required to be performed by Seller on or before the Closing Date.

                  (b) Officer's Certificates. Seller shall have furnished Purchaser with a certificate, executed on behalf of Seller by one of its executive officers and dated the Closing Date, confirming the matters expressed in Section 8.01(a) hereof.

                  (c) Certificate of Authorities. Seller shall have furnished to Purchaser (i) certificates of the Secretary of State of Oklahoma, dated as of a date nor more than five (5) business days prior to the Closing Date, attesting to the organization and good standing of Seller, (ii) a copy certified by the Secretary of State of Oklahoma, as of a date not more, than five (5) business days prior to the Closing Date, of Seller's Articles of Incorporation and all amendments thereto, (iii) a copy certified by the Secretary of Seller, of the Bylaws of Seller, as amended and in effect as of the Closing Date, and (iv) a copy, certified by the Secretary of Seller, of resolutions duly adopted by the Board of Directors of Seller duly authorizing the transactions contemplated in this Agreement.

                  (d) Consents and Approvals. All material consents, approvals and novations, on terms satisfactory to Purchaser, of third parties and Governmental Authorities (including, without limitation, the Required Consents) that shall be (i) required to consummate the transactions contemplated hereby or (ii) reasonably necessary to permit Purchaser to operate the Business, shall have been obtained.

                  (e)      Transfer  Documents.   Purchaser  shall have received
         the Transfer  Documents as contemplated in Section 3.02 hereof.

                  (f) Receipt of Opinion of Counsel. Purchaser shall have received an opinion, dated as of the Closing Date, of counsel to Seller, in substantially the form attached hereto as Exhibit H.

                  (g)      Noncompetition  Agreement.    Purchaser  shall   have
         received the Noncompetition Agreement executed by Seller and Harold D. Curtis.

                  (h) License Agreement. Purchaser shall have received the License Agreement executed by Seller.

                  (i) Supply Agreement. Purchaser shall have received the Supply Agreement executed by Seller.

                  (j) Land Lease Agreement. Purchaser shall have received the Land Lease Agreement executed by Seller.

                  (k) Office Agreement. Purchaser shall have received the Office Lease Agreement executed by Seller.

                  (l) Rental Equipment. The Rental Equipment shall consist of, among other items, (i) a minimum of one hundred and sixty-seven (167) cooling towers with an aggregate minimum rated capacity of one hundred twenty-five thousand four hundred and fifty (125,450) tons, (ii) fifty-seven (57) pumps, (iii) thirty-two (32) electrical distribution panels, (iv) four (4) heat exchangers, (v) one (1) centrifugal separator and (vi) one (1) fre-dox unit.

         8.02 Obligation of Seller. The obligation of Seller to consummate the sale contemplated by the provisions of this Agreement shall be subject to the fulfillment on or prior to the Closing Date of the following conditions (any of which may be waived in writing, in whole or in part, by Seller):

                  (a) Representations and Warranties; Performance. The representations and warranties of Purchaser set forth in this Agreement shall be true, correct and complete as of the Closing Date (as though such representations and warranties were made anew at and as of such date) except with respect to the effect of transactions specifically permitted by the provisions of this Agreement, and Purchaser shall have duly performed in all material respects all agreements and covenants herein required to be performed by Purchaser on or before the Closing Date.

                  (b) Officer's Certificates. Purchaser shall have furnished Seller with a certificate, executed on behalf of Purchaser by one of its executive officers and dated the Closing Date, confirming the matters expressed in Section 8.02(a) hereof.

                  (c) Certificate of Authorities. Purchaser shall have furnished to Seller (i) certificates of the Secretary of State of Louisiana, dated as of a date nor more than five (5) business days prior to the Closing Date, attesting to the organization and good standing of Purchaser, (ii) a copy certified by the Secretary of State of Louisiana, as of a date not more, than five (5) business days prior to the Closing Date, of Purchaser's Articles of Incorporation and all amendments thereto, (iii) a copy certified by the Secretary of Purchaser, of the Bylaws of Purchaser, as amended and in effect as of the Closing Date, and (iv) a copy, certified by the Secretary of Purchaser, of resolutions duly adopted by the Board of Directors of Purchaser duly authorizing the transactions contemplated in this Agreement.

                  (d) Consents and Approvals. All material consents, approvals and novations, on terms satisfactory to Seller, of third parties and Governmental Authorities (including, without limitation, the Required Consents) that shall be (i) required to consummate the transactions contemplated hereby or (ii) reasonably necessary to permit Purchaser to operate the Business, shall have been obtained.

                  (e) Assumption Instrument. Seller shall have received from Purchaser the Assumption Instrument as contemplated by Section 3.03 hereof.

                  (f) License Agreement. Seller shall have received the License Agreement executed by Purchaser.

                  (g) Supply Agreement. Seller shall have received the Supply Agreement executed by Purchaser.

                  (h) Land Lease Agreement. Seller shall have received the Land Lease Agreement executed by Purchaser.

                  (i) Office Lease Agreement. Seller shall have received the Office Lease Agreement executed by Purchaser.

                  (j) Taxes, Charges, and Fees. Seller shall have received verification from Purchaser, in form and substance satisfactory to Seller, that Purchaser has paid, or caused to be paid, any taxes, charges and fees required to be paid by Purchaser pursuant to Section 3.05(a).

                                   ARTICLE IX

                            TERMINATION OF AGREEMENT

         9.01 Termination of Agreement. This Agreement and the transactions contemplated hereby may be terminated and abandoned at any time on or prior to the Closing as follows:

                  (a)      by the written consent of Purchaser and Seller;

                  (b) by Purchaser, (i) if there is or occurs an inaccuracy in any material respect in the representations and warranties of Seller set forth in this Agreement, which inaccuracy is not capable of being cured by December 18, 1998, (ii) if there has been a breach in any material respect of a covenant of Seller, or a failure in any material respect on the part of Seller to comply with its obligations hereunder, and such breach or failure is not capable of being cured by December 18, 1998, or (iii) if any of the conditions set forth in Section 8.01 hereof are not satisfied on or before December 18, 1998;

                  (c) by Seller, (i) if there is or occurs an inaccuracy in any material respect in the representations and warranties of Purchaser set forth in this Agreement, which inaccuracy is not capable of being cured by December 18, 1998, (ii) if there has been a breach in any material respect on the part of Purchaser to comply with its obligations hereunder, and such breach or failure is not capable of being cured by December 18, 1998, or (iii) if any of the conditions set forth in
         Section 8.02 hereof are not  satisfied on or before  December 18, 1998;
         or

                  (d) by Purchaser or Seller if the Closing Date shall not have occurred before December 18, 1998, for any reason other than the failure of the party seeking to terminate this Agreement to perform in any material respect its obligations hereunder or the breach or inaccuracy in any material respect of a representation or warranty made by such party.

         9.02 Obligations Upon Termination.  Except for obligations  provided in
Section 11.02 hereof, in the event that this Agreement is terminated pursuant to the provisions of Section 9.01(a) or (d) hereof, Seller shall have no obligation to Purchaser and Purchaser shall have no obligation to Seller. In the event that Seller or Purchaser shall terminate this Agreement pursuant to Section 9.01(b) or (c) hereof, respectively, the right of Purchaser or Seller, as the case may be, to pursue any and all rights it may have at law or equity or hereunder shall survive unimpaired.

                                    ARTICLE X

                                 INDEMNIFICATION

         10.01 Indemnification by Purchaser. From and after the Closing Date, Purchaser shall indemnify, defend and hold Seller harmless from and against and reimburse Seller for any and all claims, losses, liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys' fees) (collectively, "Liabilities") that may be incurred by, imposed upon or asserted against Seller arising from: (i) any failure of Purchaser to assume, pay, perform and discharge the Assumed Liabilities; (ii) any action, claim, judicial or other proceeding asserted by any third party against Seller with respect to any of the Assumed Liabilities; and (iii) any inaccuracy in or breach of any representation, warranty, covenant, obligation or agreement of Purchaser contained herein or in any document or instrument delivered pursuant hereto.

         10.02 Indemnification by Seller . From and after the Closing Date, Seller shall indemnify, defend and hold Purchaser harmless from and against and reimburse Purchaser for any and all Liabilities that may be incurred by, imposed upon or asserted against Purchaser arising from or relating to: (i) any failure of Seller to assume, pay, perform and discharge the Retained Liabilities; (ii) any action, claim, judicial or other proceeding asserted by any third party against Purchaser with respect to any of the Retained Liabilities; (iii) any inaccuracy in or breach of any representation, warranty, covenant, obligation or agreement of Seller contained herein, or in any document or instrument delivered pursuant hereto; (iv) the operation of the Business or the ownership, use or sale of the Acquired Assets by Seller prior to the Closing Date (including, without limitation, any contractual, tax, product, warranty, tort or other Liability whatsoever); and (v) any failure of Seller to comply with any bulk sales laws, bulk transfer laws or similar laws of any applicable jurisdiction in connection with the transactions contemplated by this Agreement. Purchaser may withhold from Seller any payment otherwise due to Seller pursuant to the Note in accordance with the provisions of Section 10.05 hereof. Upon the final determination of any claim for indemnification hereunder, Purchaser may offset the full amount of such claim for indemnification against the amount due to Seller pursuant to the Note in accordance with Section 10.05 hereof.

         10.03 Notification of Claim. Each indemnified party under this Article X will promptly, and within ten (10) days after notice to such indemnified party of any claim as to which it asserts a claim for indemnification, notify the indemnifying party of such claim and the amount thereof; provided, however, that the failure to give such notification shall not relieve the indemnifying party from any liability which it may have pursuant to the provisions of this Article X as long as the failure to give such notice within such time is not prejudicial to the indemnifying party. Notice to an indemnified party for the purpose of the preceding sentence shall mean the filing of any legal action, receipt of any claim in writing or similar form of actual notice.

         10.04 Defense of Claim. If any claim for indemnification by any indemnified party arises out of a claim by a person other than such indemnified party, the indemnifying party may, by written notice to the indemnified party, undertake to conduct any proceedings or negotiations in connection therewith or necessary to defend the indemnified party and take all other steps or proceedings to settle or contest such claim, including, but not limited to, the employment of counsel; provided, however, that the indemnifying party shall reasonably consider the advice of the indemnified party as to the defense and settlement of such claim and the indemnified party shall have the right to participate, at its own expense, in such defense, but control of such litigation and settlement shall remain with the indemnifying party. The indemnified party shall provide all reasonable cooperation in connection with any such defense by the indemnifying party. Counsel and auditor fees, filing fees and court fees of all proceedings, contests or lawsuits with respect to any such claim shall be borne by the indemnifying party. If any such claim is made hereunder and the indemnifying party elects not to undertake the defense thereof by written notice to the indemnified party, the indemnified party shall be entitled to indemnification with respect thereto pursuant to the terms of this Article X. To the extent that the indemnifying party undertakes the defense of such claim by written notice to the indemnified party and diligently pursues such defense at its expense, the indemnified party shall be entitled to indemnification hereunder only to the extent that such defense is unsuccessful as determined by a final judgment of a court of competent jurisdiction, or by written acknowledgment of the parties. If any claim for indemnification by Purchaser arises out of a claim by Purchaser, then Purchaser shall be entitled to immediate indemnification hereunder pursuant to Section 10.05 hereof.

         10.05 Offset. In the event that Purchaser shall exercise its right to offset provided in Section 10.02 any such offset shall be collected by reducing the amount owed by Purchaser to Seller in the following manner (i) first, to the extent of the principal amount outstanding on the Note, then (ii) to the extent of any accrued interest on the Note.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.01 Survival of Representations and Warranties. All representations and warranties contained in this Agreement, any Exhibit of Schedule hereto or any certificate, agreement or document delivered in connection with the transactions contemplated hereby shall survive the consummation of the transactions contemplated by this Agreement and any investigation on the part of the parties hereto and shall continue in full force and effect after the Closing for a period of two (2) years from the Closing Date at which time they shall expire and Seller shall no longer be liable with respect thereto, except as to claims made in respect thereof in writing by Purchaser or any other indemnitee on or before the expiration of such two-year period; provided, however, that the representations and warranties contained in Sections 4.06, 4.12 and 4.15 shall survive indefinitely. The covenants and agreements of the parties hereto set forth in this Agreement shall not be affected by the expiration of any representation or warranty pursuant to this Section 11.01 and shall survive indefinitely.

         11.02 Expenses. Regardless of whether the transactions contemplated by this Agreement are consummated, each of the parties hereto shall pay the fees and expenses of its own counsel, accountants or other experts, and all expenses incurred by such party incident to the negotiation, preparation, execution, consummation, and performance of this Agreement and the transactions contemplated hereby.

         11.03 Notices. All notices, requests and other communications under this Agreement shall be in writing (including a writing delivered by facsimile transmission) and shall be deemed to have been duly given if delivered personally, or sent by either certified or registered mail, return receipt requested, postage prepaid, by overnight courier guaranteeing next day delivery, or by facsimile, addressed as follows:

         (a)      If to Seller :

                  Tower Tech, Inc.
                  11935 South I-44 Service Road.
                  P.O. 1838
                  Oklahoma City, OK 73173
                  Attn: Harold D. Curtis, Chief Executive Officer
                  Facsimile: (405) 979-2131

                  With a required copy to:

                  Holloway, Dobson, Hudson, Bachman,
                  Alden, Jennings & Holloway, P.C.
                  One Leadership Square, Suite 900
                  211 N. Robinson
                  Oklahoma City, Oklahoma 73102
                  Attn: B. Wayne Dabney
                  Facsimile No.: (405) 235-1707

or at such other address or facsimile number as Seller may have advised Purchaser in writing; and

         (b)      If to Purchaser:

                  Aggreko Inc.
                  4607 W. Admiral Doyle Drive
                  New Iberia, LA 70560
                  Attn: Terry Dressel, Vice President Finance
                  Facsimile No.: (318) 367-0870

         With a required copy to:

                  Henry, Meier & Jones, L.L.P.
                  1700 Pacific Avenue, Suite 2700
                  Dallas, Texas 75201
                  Attn: William W. Meier, III
                  Facsimile: (214) 954-9701

or at such other address or facsimile number as Purchaser may have advised Seller in writing.

All such notices, requests and other communications shall be deemed to have been received on the date of delivery thereof, if delivered by hand, on the third day after the mailing thereof, if mailed, on the next day after the sending thereof, if by overnight courier, and when receipt is acknowledged, if faxed.

         11.04 Waivers and Amendments. No amendment or waiver of any provision of this Agreement, nor consent to any departure therefrom, shall be effective unless the same be in writing and signed by each party hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.

         11.05 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives, heirs and assigns. No party hereto shall assign any of its rights hereunder or any interest herein without the prior written consent of the other parties hereto.

         11.06 Exhibits and Schedules. The Exhibits and Schedules attached hereto or referred to herein are incorporated herein and made a part hereof for all purposes. As used herein, the expression "this Agreement" means this document and such Exhibits and Schedules.

         11.07 Governing Law. THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN
ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICT OF LAWS.

         11.08 Arbitration. The parties shall use their respective best efforts to settle amicably any disputes, differences or controversies arising between the parties out of or in connection with or in respect of this Agreement. However, if not so settled then the same shall be submitted to arbitration and to the fullest extent permitted by law, be solely and finally settled by arbitration, except as specifically provided otherwise in any agreement attached as an Exhibit hereto. The arbitration proceeding shall be held in Dallas, Texas, and shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association and to the extent not inconsistent therewith, the Texas General Arbitration Act, Title 10, Vernon's Ann. Civ. Stat. Judgement upon the award rendered by the arbitrators may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and any order of enforcement as the case may be.

         11.09 Number and Gender. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

         11.10 Captions. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way affect, limit or amplify the provisions hereof.

         11.11 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision of its severance from this Agreement.

         11.12 Entirety. This Agreement contains the agreement and understanding among the parties with respect to the matters addressed herein and supersedes all prior representations, inducements, promises or agreements, oral or otherwise, which are not embodied herein.

         11.13 Publicity. Except as otherwise required by law, until the existence of this Agreement is publicly disclosed, no party hereto shall issue any press release or make any other public statement, in either case relating to or connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior written approval of the other parties to the contents and the manner of presentation and publication thereof, which approval shall not be unreasonably withheld.

         11.14 Attorneys' Fees. In the event that any action or proceeding, including arbitration, is commenced by any party hereto for the purpose of enforcing any provision of this Agreement, the party to such action, proceeding or arbitration may receive as part of any award, judgment, decision or other resolution of such action, proceeding or arbitration its costs and attorneys' fees as determined by the person or body making such award, judgment, decision or resolution. Should any claim hereunder be settled short of the commencement of any such action or proceeding, including arbitration, the parties in such settlement shall be entitled to include as part of the damages alleged to have been incurred reasonable costs of attorneys or other professionals in investigation or counseling on such claim.

         11.15 Third Party Beneficiaries. Nothing contained herein, express or implied, is intended to confer upon any person or entity other than the parties hereto and their successors in interest and permitted assigns any rights or remedies under or by reason of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


PURCHASER:                              AGGREKO INC.

                                        By:ss/GEORGE P. WALKER
                                           ------------------------------------
                                           Printed Name: George P. Walker
                                           Title: Executive Vice President


                                         By ss/TERREL P. DRESSEL, JR.
                                            -----------------------------------
                                            Printed Name: Terrel P. Dressel, Jr.
Title: Vice President Finance


SELLER:                                   TOWER TECH, INC.


                                           By:ss/HAROLD D. CURTIS
                                              ---------------------------------
                                              Printed Name: Harold D. Curtis
                                              Title: Chief Executive Officer

                                    EXHIBIT A

                                 PROMISSORY NOTE

                                    EXHIBIT B

                              ASSUMPTION AGREEMENT

                                    EXHIBIT C

                            NONCOMPETITION AGREEMENT

                                    EXHIBIT D

                                LICENSE AGREEMENT

                                    EXHIBIT E

                                SUPPLY AGREEMENT

                                    EXHIBIT F

                              LAND LEASE AGREEMENT

                                    EXHIBIT G

                             OFFICE LEASE AGREEMENT

                                    EXHIBIT H

                                  LEGAL OPINION

                                SCHEDULE 1.01(a)

                           Tangible Personal Property



                            See Attached Description

                                SCHEDULE 1.01(c)

                             Third Party Warranties


                                 See Attachments

                                SCHEDULE 1.01(d)

                            Personal Property Leases


                                      None

                                SCHEDULE 1.01(e)

                               Acquired Contracts



                                 See Attachments

                                SCHEDULE 1.01(f)

                              Permits and Approvals


                                      None

                                  SCHEDULE 1.03

                                Required Consents


                                      None

                                  SCHEDULE 2.02

                          Allocation of Purchase Price


                                 See Attachment

                                  SCHEDULE 4.03

                Conflicts; Defaults - List of License Agreements



1. License Agreement dated as of September 1, 1995 by and between Tower Tech, Inc. and Shriram Cooling Towers Ltd.

2. License Agreement dated as of December 29, 1995 by and between Tower Tech, Inc. and Ilmed Impianti S.r.L., as amended by that certain License Extension and Amendment Agreement dated as of October 31, 1998.

3. License Agreement dated as of [September 10, 1997] by and between Tower Tech, Inc. and Industrial Water Cooling (PTY) LTD.

                                  SCHEDULE 4.06

                            Rental Equipment Capacity


                                 See Attachments

                                  SCHEDULE 4.08

                              Intellectual Property


I.       PATENTS


Patents Issued:

     (1) United States.  U.S. Patent No. 5,143,657 (9/1/92,  FLUID DISTRIBUTOR):
U.S. Patent No. 5,152,458 (10/6/92, AUTOMATICALLY ADJUSTABLE FLUID DISTRIBUTOR); U.S. Patent No. 5,227,095 (7/13/93, MODULAR COOLING TOWER); U.S. Patent No. 5,457,849 (1/30/96, PULTRUDED COOLING TOWER CONSTRUCTION); U.S. Patent No. 5,457,531 (1/30/96, DUAL LAYERED DRAINAGE COLLECTION SYSTEM).

     (2) Europe. European Patent No. 518,579 B1 (French Patent No. 0518579, German Patent No. 69204913.4, Great Britain Patent No. 0518579, and Italian Patent No. 0518579), all filed/issued 9/20/95 and directed to and resulting from European Patent Application No. 92305209.6 and corresponding to U.S. Patent No. 5,143,657 (9/1/92, FLUID DISTRIBUTOR), and U.S. Patent No. 5,152,458 (10/6/92,
AUTOMATICALLY ADJUSTABLE FLUID DISTRIBUTOR).

Patents Pending:

(1) Europe. European Patent Application No. 93900675.5, filed/issued 11/24/92 and designating the countries of Germany, Great Britain, France, and Italy, corresponding to PCT Application No. US92/10202 (11/24/92, MODULAR COOLING TOWER); European Patent Application No. 95904756.4, filed/issued 11/29/94 and designating the countries of Germany, Great Britain, France, and Italy, corresponding to PCT Application No. US94/13618 (11/29/94, DUAL LAYERED DRAINAGE COLLECTION SYSTEM).

(2) Patent Cooperation Treaty. PCT Application No. US95/15650, filed/issued 11/30/95 and corresponding to U.S. Patent No. 5,545,356 (8/13/96, INDUSTRIAL COOLING TOWER/TILT-UP CONCRETE CONSTRUCTION METHOD).

(3) Australia. Australian Patent Application No. 13314/95, filed/issued 11/29/94 and corresponding to PCT Application No. US94.13618 (11/29/94, DUAL LAYERED DRAINAGE COLLECTION SYSTEM).

(4) Brazil. Brazilian Patent Application No. PI-9408229, filed/issued 11/29/94 and corresponding to PCT Application No. US94/13618 (11/29/94, DUAL LAYERED DRAINAGE COLLECTION SYSTEM).

(5) China. Chinese Patent Application No. 94-194834.X, filed/issued 11/29/94 and corresponding to PCT Application No. US94/13618 (11/29/94, DUAL LAYERED DRAINAGE COLLECTION SYSTEM).

II.      TRADEMARKS






















III.     TOWER TECH TRADE NAMES

Core-Trex
Water Collection System
Variable-Flow Rotary Spray Nozzle
FulFill 2000
Modular Fan Shroud
SmarTTower
SmarTTower

                                  SCHEDULE 4.09

                            Contracts and Commitments



1. License Agreement dated as of September 1, 1995 by and between Tower Tech, Inc. and Shriram Cooling Towers Ltd.

2. License Agreement dated as of December 29, 1995 by and between Tower Tech, Inc. and Ilmed Impianti S.r.L., as amended by that certain License Extension and Amendment Agreement dated as of October 31, 1998.

3. License Agreement dated as of [September 10, 1997] by and between Tower Tech, Inc. and Industrial Water Cooling (PTY) LTD.

                                  SCHEDULE 4.10

                                    Inventory


                                      None

                                  SCHEDULE 4.11

                             Customers and Suppliers


                                 See Attachments

                                  SCHEDULE 4.16


                               Employee Agreements

                                  SCHEDULE 4.17

                                Place of Property

                                 See Attachments

                                  SCHEDULE 7.02

                               Product Warranties

         Seller warrants for a period of one (1) year from the Closing Date that cooling tower workmanship and materials, excluding defects in pigmentation and cosmetic deterioration of pultruded or injection-molded parts, shall be free of defects with respect of any materials manufactured by, and any workmanship performed by, Seller. Seller will replace or repair, at Seller's discretion, any such defective workmanship or defective materials within thirty (30) days of a valid warranty claim by Purchaser.

         Seller's warranty is subject to the following conditions: (a) For any warranty claim, Seller must receive from Purchaser within the warranty period written notice describing the defect or defects. (b) Purchaser shall not have, without Seller's written permission, attempted to correct the defect. (c) Purchaser shall have operated and maintained the equipment in accordance with Seller's published operating instructions. (d) The defect has been caused after the Closing Date solely by such things as accident, erosion, corrosion, an abnormally corrosive or abrasive use environment, normal wear and tear, or from abuse or neglect. (e) All liability of Seller shall be limited, at Seller's sole option, to the repair and replacement of defective parts and Seller shall have no liability for consequential or other damages or for transportation charges relating to repaired, replaced or defective parts. (f)This warranty is not transferable. Seller makes no warranty for any materials and equipment manufactured by parties other than Seller. Benefits to Seller, if any, with respect to materials and equipment manufactured by other parties, including, but not limited to, hardware, fans, drift eliminators fill media, float valves, motors, basin heaters, electrical distribution and control panels, pumps, heat exchangers, water filtration equipment, fan hubs, pipe and pipe fittings, but furnished to Seller, are hereby assigned to Purchaser.

         Seller's liability hereunder is expressly limited as follows: (a) The warranties set forth above are Purchaser's exclusive remedies against Seller with respect to the manufacture, operation or performance of the cooling towers and are in lieu of any other warranties or guarantees, express or implied, including the warranties of merchantability and fitness for a particular purpose. (b) Seller shall not be liable to Purchaser for any consequential, indirect or liquidated damages, including, but not limited to, loss of profits or revenue, loss of use of equipment, costs of replacement cooling towers, additional expenses incurred in the use of equipment or facilities, or claims of customers of the Purchaser. The disclaimer shall apply to consequential damages based upon any cause of action asserted against Seller, including claims arising out of breach of warranty, expressed or implied, guarantee, product liability, negligence, personal injury or any other clam pertaining to the performance or non-performance of this contract by Seller. (c) Seller shall not be responsible for handling or modification of the cooling tower by Purchaser. (d) Except as otherwise set forth in this Agreement, no statement, remark , agreement, representation, promise or understanding, oral or written, made by Seller or any agent, representative or employee which is not contained herein will be recognized or enforceable or binding upon Seller.